                             UNITED STATES

                    SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C.  20549

                                FORM 8-K

                             CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF

                  THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):      October 25, 2012

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                              HASBRO, INC.

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         (Exact name of registrant as specified in its charter)

 RHODE ISLAND                    1-6682                    05-0155090

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  (State of                   (Commission                 (IRS Employer

Incorporation)                File Number)             Identification No.)

1027 NEWPORT AVE., PAWTUCKET, RHODE ISLAND                   02862

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 (Address of Principal Executive Offices)                  (Zip Code)

                             (401) 431-8697

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           (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the

    Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the

    Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On October 25, 2012, Hasbro, Inc. (the “Company”), and its subsidiary Hasbro SA (together the “Borrowers”), entered into an Amended and Restated Revolving Credit Agreement (the “Amended Agreement”) with: (i) Bank of America, N.A. (“Bank of America”), as Administrative Agent, Swing Line Lender, L/C Issuer and a Lender, (ii) Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., RBS Citizens, N.A., and SunTrust Robinson Humphrey, Inc., as joint lead arrangers and book runners, and (iii) the other financial institutions party thereto from time to time.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Amended Agreement.  A copy of the Amended Agreement is filed as an exhibit to this Current Report on Form 8-K and the description set forth herein is qualified in its entirety by reference to the Amended Agreement.

The Amended Agreement amends and restates the Company’s Revolving Credit Agreement, dated December 16, 2010.  Pursuant to the Amended Agreement the Borrowers increased their committed borrowing facility from $500 million to $700 million, extended the term of the facility through October 25, 2017 and reduced certain fees as described below.

At the Borrowers’ election, the interest rates per annum applicable to Committed Loans under the Amended Agreement will be computed either on a Base Rate or a Eurocurrency Rate, in each case with an applicable margin added to such underlying rate, the margin being based on the more favorable of the Company’s debt rating and the ratio of the Company’s Consolidated Total Funded Debt to Consolidated EBITDA.

The Base Rate is a fluctuating rate equal to the highest of (i) the Federal Funds Rate plus ½ of 1%, (ii) the rate of interest in effect by Bank of America as its prime rate and (iii) the Eurocurrency Rate for a one-month interest period plus 1%.

The Eurocurrency Rate is measured by reference to an adjusted London inter-bank offered rate, or “LIBOR”.

Based on the Company’s current debt ratings of BBB+ by S&P, Baa2 by Moody’s and BBB+ by Fitch, the current margin on Base Rate loans is 0.50% and on Eurocurrency Rate loans is 1.50% under the Amended Agreement.

The Company pays a commitment fee on the available unused committed borrowing capacity under the facility. The fee is based on the more favorable of the Company’s debt rating and the ratio of the Company’s Consolidated Total Funded Debt to Consolidated EDITDA. Under the Amended Agreement, the commitment fee to be paid by the Company based on the unused portion of the facility is reduced to 0.15% from 0.225% and the interest rate was amended to a Base Rate or Eurocurrency Rate plus 1.25% from Eurocurrency Rate plus 1.50% on borrowings under the facility.

The Amended Agreement provides for Swing Line Borrowings of up to $50 million and the issuance of letters of credit in aggregate combined amounts of up to $100 million.

The Amended Agreement contains affirmative and negative covenants typical of this type of facility, including: (i) restrictions on the Company’s and its domestic subsidiaries’ ability to allow liens on their assets, (ii) restrictions on the incurrence of indebtedness, (iii) restrictions on the Borrowers’ and certain of their subsidiaries’ ability to engage in mergers or engage in certain transactions with affiliates, (iv) the requirement that the Company maintain a Consolidated Interest Coverage Ratio of no less than 3.50:1.00 as of the end of any fiscal quarter and (v) the requirement that the Company maintain a Consolidated Total Funded Debt to Consolidated EBITDA ratio of no more than 3.00:1.00 at the end of the first, second and fourth fiscal quarters, or 3.50:1.00 at the end of the third fiscal quarter.

The Company’s obligations under the Amended Agreement are guaranteed by certain of its domestic subsidiaries.  Hasbro SA’s obligations under the Amended Agreement are guaranteed by the Company.

Item 9.01

Financial Statements and Exhibits

(c)  Exhibits

10.1  Amended and Restated Revolving Credit Agreement, dated as of October 25, 2012, by and among Hasbro, Inc., Hasbro SA, Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., RBS Citizens, N.A., SunTrust Robinson Humphrey, Inc. and the other banks party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the

Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             HASBRO, INC.

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                                             (Registrant)

Date: October 26, 2012                  By:  /s/ Deborah Thomas

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                                              Deborah Thomas

                                              Senior Vice President and

                                              Chief Financial Officer

                                              (Duly Authorized Officer and

                                              Principal Financial Officer)

Hasbro, Inc.

Current Report on Form 8-K

Dated October 25, 2012

Exhibit Index

Exhibit No.

Exhibits

10.1

Revolving Credit Agreement, dated as of October 25, 2012, by and among Hasbro, Inc., Hasbro SA, Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., RBS Citizens, N.A., SunTrust Robinson Humphrey, Inc. and the other banks party thereto.